UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2011

LEAPFROG ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31396	95-4652013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6401 Hollis Street, Suite 100 Emeryville, California		94608-1463
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 420-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 3, 2011, LeapFrog Enterprises, Inc. (the “Company”) drew down $35.0 million on its $75.0 million asset-based revolving credit facility governed by the Amended and Restated Loan and Security Agreement, dated as of August 13, 2009, by and among the Company, certain financial institutions, and Bank of America, N.A. as agent, as amended to date (as amended, the “Loan Agreement”). For a summary of the material terms of the Loan Agreement, including payment and acceleration provisions and covenants, which are incorporated into this Item 2.03 by reference, see Item 2.03 of the Company’s Current Reports on Form 8-K filed on each of August 13, 2009 and February 3, 2011.

The annual interest rate on the Company’s current drawdown is 2.50%, provided that, in accordance with the terms of the Loan Agreement, such rate may adjust on a monthly basis. Over the next two months, the Company may draw down additional amounts or reduce the current draw amount under the Loan Agreement. The proceeds will be used to fund working capital needs. Cash flow used in operations tends to be highest in the third quarter and early fourth quarter, as collections from prior accounts receivables taper off and the Company invests heavily in inventory in preparation for the fourth quarter holiday season. Cash flow generally turns positive again in the fourth quarter as the Company starts to collect on holiday season accounts receivable. The Company anticipates repaying all drawdowns under the Loan Agreement prior to December 31, 2011.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements about management’s expectations, including, without limitation, statements regarding anticipated use and future repayment of outstanding amounts under the Company’s Loan Agreement and other anticipatory matters. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, or “anticipate,” or the negative of these terms, or other comparable terminology. Actual results, levels of activity, performance, achievements or the timing of events may differ materially from those expressed or implied by such forward-looking statements. The risks that could cause the Company’s results to differ include, without limitation, highly changeable consumer preferences and toy trends, the Company’s reliance on a small group of retailers for the majority of the Company’s gross sales, the Company’s growing focus on web-based products, weakness in the economic environment, the seasonality of the Company’s business, the unexpected loss of members of the Company’s executive management team, the Company’s dependence on its suppliers for the Company’s components and raw materials, the Company’s reliance on a limited number of manufacturers, the Company’s ability to maintain sufficient inventory levels, the Company’s ability to compete effectively with competitors, the Company’s ability to prevent other companies from using its intellectual property rights to develop competing products, third parties who claim the Company is infringing on their intellectual property rights, errors or defects in the Company’s products, privacy concerns about the Company’s web connected products, system failures in the Company’s web-based services, retailer liquidity problems, the sufficiency of the Company’s liquidity, the risk associated with international operations, continued compliance and associated costs with and/or changes in laws and regulations, any obligations to record impairment charges related to the Company’s intangible assets, negative political developments, natural disasters, armed hostilities, terrorism, labor strikes or public health issues, continued ownership by one stockholder of a majority of voting power in the Company and the volatility of the Company’s stock price. These risks and others are discussed under “Risk Factors” in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s 2010 annual report on Form 10-K filed on February 22, 2011. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance, achievements or the timing of any events. The Company makes these statements as of the date of this Current Report on Form 8-K and undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this report, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeapFrog Enterprises, Inc.
(Registrant)

	By:	/s/ Mark A. Etnyre
Date: October 4, 2011		Mark A. Etnyre
Chief Financial Officer